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                                                                      Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in Post-Effective Amendment Number 1 to the Registration Statement (Form S-8 No. 33-4555) pertaining to the Restricted Stock Plan of Cleveland-Cliffs Inc; in the Registration Statement (Form S-8 No. 33-208033) pertaining to the 1987 Incentive Equity Plan of Cleveland-Cliffs Inc and the related prospectus; in the Registration Statement (Form S-8 No. 333-30391) pertaining to the 1992 Incentive Equity Plan (as amended and restated as of May 13, 1997) and the related prospectus; in the Post-Effective Amendment Number 1 to the Registration Statement (Form S-8 No. 33-56661) pertaining to the Northshore Mining Company and Silver Bay Power Company Retirement Savings Plan and the related prospectus; in the Registration Statement (Form S-8 No. 333-06049) pertaining to the Cleveland-Cliffs Inc Nonemployee Directors' Compensation Plan; and in the Registration Statement (Form S-8 No. 333-84479) pertaining to the 1992 Incentive Equity Plan (as amended as of May 11, 1999) and related prospectus of our report dated January 24, 2001, with respect to the consolidated financial statements and schedule of Cleveland-Cliffs Inc and consolidated subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                           /s/ Ernst & Young LLP


Cleveland, Ohio
February 2, 2001


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